July 31, 1996


Dear Shareholder:

Enclosed you will find the following material relating to Canterbury Corporate Services, Inc.'s (the "Company") 1995 fiscal year which ended on November 30, 1995:

    Notice of the Annual Meeting of Shareholders
    Proxy Statement
    Proxy Form and Return Envelope
    A Copy of the Company's 1995 Annual Report
    Press Release for the Second Quarter of Fiscal 1996 ended May 31, 1996.

I would appreciate it if you would complete the enclosed proxy and return it in the enclosed envelope.


Very truly yours,

CANTERBURY CORPORATE SERVICES, INC.



By: /s/Stanton M. Pikus
    ---------------------------
    Stanton M. Pikus, President




Enclosures